UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (507) 533-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the Board of Directors of Rochester Medical Corporation announced the retirement of Benson Smith from the Board of Directors, effective upon conclusion of the Company’s 2013 Annual Meeting of Shareholders, as presented in a press release dated December 28, 2012.

The Nominating Committee (the “Committee”) of the Board is responsible for recommending to the Board of Directors of the Company director nominees for election by the shareholders at the next annual meeting. The Committee has nominated Richard W. Kramp as a new director candidate for election at the Company’s 2013 Annual Meeting of Shareholders, to fill the vacancy created by the retirement of Mr. Smith and to serve for a term expiring at the Company’s next Annual Meeting of Shareholders or until his successor is duly elected and qualified.  Biographical information regarding Mr. Kramp is included in the Company’s proxy statement in connection with its 2013 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on December 28, 2012.  Upon his election to the Board by the shareholders of the Company, Mr. Kramp is expected to serve on the Audit, Compensation and Nominating Committees.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1                                                Press release of the Company, dated December 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:      December 28, 2012

ROCHESTER MEDICAL CORPORATION

By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated December 28, 2012